UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2012

TE CONNECTIVITY LTD.
(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260
(Commission File Number)

Rheinstrasse 20

CH-8200 Schaffhausen
Switzerland

(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

An Extraordinary General Meeting of Shareholders (“EGM”) of TE Connectivity Ltd. (the “Company”) was held on July 25, 2012 to approve the agenda items described below.

Proxies for the EGM were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company’s solicitation.

A total of 382,169,657 registered shares (89.34% of 427,773,814 registered shares outstanding and entitled to vote as of July 5, 2012, the record date for the EGM) were present in person or by proxy, constituted a quorum for the transaction of business, and were voted at the EGM. The agenda items submitted at the EGM were passed as described below. Percentages indicated below reflect the percentage of the total number of registered shares voted at the EGM.

Agenda Item No. 1.  Approval of the reallocation of legal reserves (reserves from capital contributions) as of March 30, 2012 (CHF 9,745 million) to free reserves (reserves from capital contributions) on our Swiss statutory balance sheet, with effect as of March 30, 2012:

A total of 380,116,492 shares (99.46%) were voted for and 2,053,165 shares (0.54%) were counted as voted against (including 521,692 votes cast against and 1,531,473 abstentions, which are treated as against votes) this proposal.

Agenda Item No. 2.  Approval of any adjournments or postponements of the EGM:

A total of 361,682,083 shares (94.64%) were voted for and 20,487,574 shares (5.36%) were counted as voted against (including 19,056,527 votes cast against and 1,431,047 abstentions, which are treated as against votes) this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TE CONNECTIVITY LTD.
(Registrant)

	By:	/s/ Harold G. Barksdale
Harold G. Barksdale
Corporate Secretary

Date: July 25, 2012